UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
 ____________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 22, 2021

 ____________________________________________________________________
OASIS MIDSTREAM PARTNERS LP
(Exact name of registrant as specified in its charter)

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Delaware	001-38212	47-1208855
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Fannin Street, Suite 1500 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 404-9500

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common units, representing limited partner interests	OMP	The Nasdaq Stock Market LLC
Not Applicable.
(Former name or former address, if changed since last report)
____________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry Into a Material Definitive Agreement.
Contribution and Simplification Agreement
On March 22, 2021, Oasis Midstream Partners LP (the “Partnership”) entered into a Contribution and Simplification Agreement (the “Contribution and Simplification Agreement”), by and among the Partnership, OMS Holdings LLC, a Delaware limited liability company (“OMS Holdings”), Oasis Midstream Services LLC, a Delaware limited liability company (“OMS”), OMP GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), OMP Operating LLC, a Delaware limited liability company (“OMP Operating”), OMP DevCo Holdings Corp., a Delaware corporation (“OMP DevCo Holdings”), Beartooth DevCo LLC, a Delaware limited liability company (“Beartooth DevCo”), Bobcat DevCo LLC, a Delaware limited liability company (“Bobcat DevCo”), OMS Holdings Merger Sub, a Delaware limited liability company and wholly-owned subsidiary of OMS Holdings (“GP Merger Sub”), and for limited purposes set forth therein, Oasis Petroleum Inc. (“Oasis Petroleum”).
Pursuant to the Contribution and Simplification Agreement, among other things, (a) Oasis Petroleum will cause OMS to contribute to OMP Operating, as the designee of the Partnership, (i) its remaining 64.7% limited liability company interest in Bobcat DevCo and (ii) its remaining 30% limited liability company interest in Beartooth DevCo (the “Contributed Assets”), and the Partnership will pay to OMS Holdings consideration (the “Total Consideration”) composed of (x) a cash distribution in an aggregate amount equal to $229.0 million, sourced from the net proceeds of the offering of the Notes (as defined below) and (y) 12,949,644 common units representing limited partner interests in the Partnership (“Common Units”) (collectively, the “Acquisition”), (b) the Partnership and the General Partner will cause the Incentive Distribution Rights (as defined in the Contribution and Simplification Agreement) to be cancelled and converted into 1,850,356 Common Units (the “IDR Elimination” and such Common Units, the “IDR Conversion Common Units”), and (c) GP Merger Sub will merge with and into the General Partner, with the General Partner surviving such merger (the “GP Merger”) and, in connection with the GP Merger, OMS Holdings, as the managing member of the General Partner, will cause the General Partner to distribute the IDR Conversion Common Units to the holders of Class A Units and Class B Units representing membership interests in the General Partner such that following such distribution, OMS Holdings shall be the sole member of the General Partner (the foregoing clauses (a), (b) and (c), the “Contribution and Simplification Transactions” and, together with the offering of the Notes (including the application of the proceeds therefrom) and the Fourth Amendment (as defined below), the “Transactions”). The Contribution and Simplification Agreement also implements, among other things, (a) a right of first refusal in favor of the Partnership with respect to midstream opportunities in the Painted Woods and City of Williston operating areas of Oasis Petroleum and (b) (i) amending and restating the (x) limited liability company agreements of (1) Bobcat DevCo and (2) Beartooth DevCo to reflect the Acquisition and the issuance of the Bobcat Preferred Interest and Beartooth Preferred Interest, respectively (each as defined in the Contribution and Simplification Agreement), to OMP DevCo Holdings and (y) (1) agreement of limited partnership of the Partnership and (2) limited liability company agreement of the General Partner to reflect the Contribution and Simplification Transactions.
The effective date for the Acquisition is January 1, 2021. Following the completion of the Acquisition, the Partnership will own all of the limited liability company interests of Bobcat DevCo and Beartooth DevCo. The Acquisition is conditioned on the completion of the offering of the Notes. The Partnership expects the Acquisition to close substantially concurrently with the offering of the Notes, subject to customary closing conditions and as more specifically described in the Contribution and Simplification Agreement. The Contribution and Simplification Agreement contains customary purchase price adjustments to be calculated as of the closing date.
The Acquisition was evaluated for its fairness and approved by the conflicts committee (the “Conflicts Committee”) of the board of directors of the General Partner (the “Board of Directors”). The Conflicts Committee, which is composed entirely of independent members of the Board of Directors, retained an independent financial advisor and legal counsel to assist it in evaluating the Acquisition.
Each of the parties to the Contribution and Simplification Agreement is a direct or indirect subsidiary of Oasis Petroleum. As a result, certain individuals, including officers and directors of Oasis Petroleum, OMS Holdings and the General Partner, serve as officers and/or directors of more than one of such other entities. Oasis Petroleum owns, through its indirect, wholly-owned subsidiary OMS, 33,827,680 Common Units, which does not include any Common Units that may be issued to Oasis Petroleum in connection with the Acquisition or the IDR Elimination. OMS Holdings also owns a noneconomic general partner interest in the Partnership through its ownership of the General Partner.
Oasis Petroleum or its subsidiaries are party to various gathering, service and revenue agreements with the Partnership or its subsidiaries for the provision of midstream services. In addition, Oasis Petroleum is the Partnership’s largest customer and the Partnership derives substantially all of its revenue from Oasis Petroleum.

The foregoing description of the Contribution and Simplification Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Contribution and Simplification Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.
Fourth Amendment to Credit Agreement
As previously disclosed, the Partnership is party to that certain Credit Agreement dated as of September 25, 2017, by and among the Partnership, OMP Operating, certain lenders party thereto, Wells Fargo Bank, N.A., as administrative agent (“Agent”) and the other parties party thereto (the “Credit Agreement”). On March 22, 2021 (the “Signing Date”), the Partnership entered into the Fourth Amendment to Credit Agreement together, with the other parties party thereto, to amend the Credit Agreement (the “Fourth Amendment”).
On the Signing Date, the Fourth Amendment amends the Credit Agreement to facilitate the launch and subsequent issuance of the Notes by exempting the Partnership and OMP Operating from compliance with certain of the required conditions for an issuance of unsecured senior notes and to permit the transactions contemplated in the Contribution and Simplification Agreement. On the date on which certain conditions are satisfied (the “Fourth Amendment Effective Date”), including, among other things, (i) loan availability of no less than $100,000,000, (ii) a consolidated total leverage ratio for OMP Operating of no greater than 3.25 to 1.00 and (iii) issuance of the Notes by the Partnership in an amount of at least $250,000,000 under the Credit Agreement, the Fourth Amendment further amends the Credit Agreement. The amendments to the Credit Agreement as of the Fourth Amendment Effective Date include (v) a decrease in the aggregate lender commitments under the Credit Agreement to $450,000,000, (w) an increase in pricing for credit under the Credit Agreement, (x) an extension of the maturity date from September 25, 2022 until at least the forty-two month anniversary of the Fourth Amendment Effective Date, (y) conforming changes related to the organizational adjustments effected pursuant to the Contribution and Simplification Agreement transactions and (z) improvements in certain terms based on recent market developments.
The foregoing description of the Fourth Amendment is a summary only and is qualified in its entirety by reference to the complete text of the Fourth Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.
Pursuant to the Contribution and Simplification Agreement, the Partnership may issue Common Units to Oasis Petroleum as a portion of the consideration for the Acquisition, subject to the terms and conditions set forth in the Contribution and Simplification Agreement. The issuance of such securities will be made in reliance upon an exemption from registration provided under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Partnership expects the Acquisition to close substantially concurrently with the offering of the Notes, subject to customary closing conditions and as more specifically described in the Contribution and Simplification Agreement. The Contribution and Simplification Agreement contains customary purchase price adjustments to be calculated as of the closing date. The Acquisition is conditioned on the completion of the offering of the Notes.
The information set forth in Item 1.01 with respect to the Acquisition is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
On March 22, 2021, the Partnership issued a press release announcing the execution of the Contribution and Simplification Agreement related to the Acquisition.
On March 22, 2021, the Partnership issued a press release announcing that, subject to market and other conditions, the Partnership and its wholly-owned subsidiary, OMP Finance Corp., intend to offer $450.0 million in aggregate principal amount of senior unsecured notes due 2029 (the “Notes”) in a private placement to eligible purchasers. The Partnership intends to use the net proceeds from the offering of the Notes to make a distribution to OMS, a wholly-owned subsidiary of Oasis Petroleum, in the amount of approximately $229 million and to repay approximately $208 million of outstanding borrowings under the Credit Facility.
A copy of each press release is attached hereto as Exhibit 99.1 and 99.2 and incorporated into this Item 7.01 by reference.
In addition, the Partnership made certain unaudited pro forma financial information for the year ended December 31, 2020 available to potential investors in the Notes. Such unaudited pro forma financial information gives pro forma effect to the Contributed Assets as if the Acquisition had been completed on January 1, 2020. However, this unaudited pro forma information was not prepared to comply with Article 11 of Regulation S-X and excludes certain transactions related to the acquisition of the contributed assets, including the related financing transaction. This unaudited pro forma financial information is solely for illustrative purposes and should not be considered indicative of actual results of operations that would have been achieved had the Acquisition been consummated on the dates indicated. A copy of the Partnership’s updated investor presentation posted on its website and containing such financial information is attached hereto as Exhibit 99.3 and incorporated into this Item 7.01 by reference.
In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 of this current report on Form 8-K, including Exhibits 99.1, 99.2 and 99.3 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1*
Contribution and Simplification Agreement, dated March 22, 2021, between Oasis Midstream Partners LP, OMS Holdings LLC, Oasis Midstream Services LLC, OMP GP LLC, OMP Operating LLC, OMP DevCo Holdings Corp., Beartooth DevCo LLC, Bobcat DevCo LLC and, for certain limited purposes set forth therein, Oasis Petroleum Inc.

10.1
Fourth Amendment to Credit Agreement, dated March 22, 2021, by and among Oasis Midstream Partners LP, as parent, OMP Operating LLC, as borrower, Bighorn DevCo LLC, a Delaware limited liability company, as a guarantor, Panther DevCo LLC, a Delaware limited liability company, as a guarantor, Wells Fargo Bank, N.A., as administrative agent and lender, and the lenders party thereto.

99.1	Press Release issued by Oasis Midstream Partners LP on March 22, 2021.

99.2	Press Release issued by Oasis Midstream Partners LP on March 22, 2021.

99.3	Oasis Midstream Partners LP Investor Presentation dated March 22, 2021.

104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Partnership undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OASIS MIDSTREAM PARTNERS LP (Registrant)

Date: March 22, 2021	By:	OMP GP LLC, its general partner

	By:	/s/ Nickolas J. Lorentzatos
Nickolas J. Lorentzatos
Executive Vice President, General Counsel and Corporate Secretary